Exhibit 99.1

News

Heidrick & Struggles Acquires Senn Delaney, the Leading

Corporate Culture-Shaping Consulting Firm

Acquisition Further Positions Heidrick & Struggles to Serve the Leadership

Needs of the World’s Top Organizations

CHICAGO (January 2, 2013) — Heidrick & Struggles International, Inc. (NASDAQ: HSII), the premier provider of Executive Search and Leadership Consulting services worldwide, today announced the acquisition of Senn-Delaney Leadership Consulting Group, LLC (“Senn Delaney”), the undisputed global leader of corporate culture shaping. The transaction, which closed on December 31, 2012, is expected to be accretive to Heidrick & Struggles’ earnings per share in 2013.

For 34 years, Senn Delaney has been chosen by leaders of Global 1000 and Fortune 500 companies and other major non-profit organizations, institutions and government entities as their trusted partner to help create and maintain thriving organizational cultures, a key driver of business performance.

“This acquisition is a significant milestone in our strategy to build the premier professional services firm focused on serving the leadership needs of the world’s top organizations,” said L. Kevin Kelly, Chief Executive Officer of Heidrick & Struggles. “This is a marriage of two premium brands that both pioneered their industries and both serve the top executives of leading organizations. Culture shaping is a service that appeals directly to our target market—C-suite and Board-level executives—making it a highly complementary offering to our premium Executive Search and Leadership Consulting services. At the same time, Senn Delaney gains access to the resources and global reach of the Heidrick & Struggles’ platform which we believe will accelerate its growth.”

Senn Delaney has a proven track record of growth and profitability with 2012 projected revenue of approximately $29 million and adjusted EBITDA margin of approximately 30 percent. It will operate as a subsidiary of Heidrick & Struggles from its Huntington Beach, Calif. headquarters. Senn Delaney’s President and Chief Executive Officer, Jim Hart, will join Heidrick & Struggles’ Operating Committee and will report to Eric Olson, Global Managing Partner of Leadership Consulting. Dr. Larry Senn, Founder and the current Chairman, along with the key executives of the firm are expected to remain with the company for a minimum of three years, ensuring senior leadership continuity.

“We are excited about joining Heidrick & Struggles, a highly respected firm with a rich heritage of helping clients build the best leadership teams in the world. This transaction is an endorsement of Senn Delaney’s success and an acknowledgement of the increasing importance of culture shaping to executives around the world,” said Hart. “Heidrick & Struggles provides Senn Delaney the immediate global reach and access to resources we need to take our business to the next level. Our service offerings are very complementary and we see incredible opportunity to leverage our respective client relationships to provide additional capabilities. We can’t imagine a better partnership.”

Said Senn, “Our new relationship with a legendary firm like Heidrick & Struggles will help us better fulfill our purpose of making a positive difference in the world by creating thriving organizational cultures.”

Under the terms of the purchase agreement, Heidrick & Struggles paid $53.5 million at closing for 100 percent of the equity of Senn Delaney. The company could pay up to $15.0 million of additional cash consideration based on the realization of specific earnings milestones achieved in the first three years. Also, there is a $6.5 million retention escrow that will generally vest and be paid to certain key executives if they remain for three years subsequent to the acquisition. The transaction was financed with cash, but Heidrick & Struggles expects to explore additional options for financing a portion of the initial purchase price.

Kelly added, “Senn Delaney is a world-class organization and our transaction reflects the high quality of its historical earnings and expected performance, without taking into account any future synergies. Senn Delaney’s management team and its consultants are passionate about the value of their product and service offering and are the best at what they do. We couldn’t be more excited about the prospects of what this combination will mean to our clients, our employees and our shareholders.”

Conference Call

Executives of Heidrick & Struggles will host a conference call to discuss this release today, January 2, at 4:00 p.m. Central Time. Participants may access the company’s call through the internet at www.heidrick.com. For those unable to participate on the live call, a webcast will be archived at www.heidrick.com and available for up to 30 days.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc., (Nasdaq:HSII) is the premier provider of senior-level Executive Search and Leadership Consulting services, including culture shaping, executive assessment, succession planning, board effectiveness, leadership development and leadership strategy. For 60 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in North America, Latin America, Europe and Asia Pacific. For more information about Heidrick & Struggles, please visit www.heidrick.com.

About Senn Delaney

Founded in 1978, Senn Delaney is widely recognized as the leading international authority and successful practitioner of culture shaping that enhances the spirit and performance of organizations. Senn Delaney’s passion and singular focus on culture, combined with decades of hands-on experience, have resulted in a comprehensive and proven culture-shaping methodology that engages people and measurably impacts both the spirit and performance of organizations. For more information about Senn Delaney, please visit www.senndelaney.com.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things: our ability to attract, integrate, manage, and retain qualified executive search consultants; our ability to develop and maintain strong, long-term relationships with our clients; further declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to realize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any further impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Analysts & Investors

Julie Creed, VP, Investor Relations: +1 312 496 1774 or jcreed@heidrick.com

Media

Janice McDill, Director, Communications: +1 312 496 1736 or jmcdill@heidrick.com

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